SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                       of the Securities Exchange Act 1934

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [ ]

Check the appropriate box:
         [X] Preliminary Proxy Statement
         [ ] Confidential,  for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
         [ ] Definitive  Proxy Statement
         [ ] Definitive  Additional Materials
         [ ]  Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                            Nugget Exploration, Inc.
                    ---------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   -----------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  $125 per Exchange Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(j)(2), or
     Item 22(a)(22) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies.

         -----------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. ( Set forth the amount on which the filing fee is calculated and state how it was determined.)

         -----------------------------------------------------

      4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------

[  ]  Fee paid previously by written preliminary materials.
[  ]  Check box if any part of the fee is offset as provided  by Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

      1)  Amount Previously Paid:_________________________________________
      2)  Form, Schedule or Registration Statement No.: _______________________
      3)  Filing Party: __________________________________________________
      4)  Date Filed _____________________________________________________

                            NUGGET EXPLORATION, INC.
                         2133 South 9400 East, Suite 151
                            Salt Lake City, UT 84093

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 23, 1999

TO THE SHAREHOLDERS OF NUGGET EXPLORATION, INC.:

         The 1999 Annual Meeting (the "Annual Meeting") of Stockholders of Nugget Exploration, Inc. (the "Company"), will be held on Friday, July 23, 1999 at 9:30 a.m. at the Sandy County Library located at 10100 Petunia Way, Sandy, Utah 84092, to conduct the following items of business:

         1. To elect the Board of Directors;

         2. To ratify the rescission of the Purchase and Sale Agreement executed by and between the Company and Imaging Management Associates, Inc. on December 9, 1998 and rescinded by the parties thereto on May 10, 1999;

         3. To increase the authorized number of shares of the Company's Common Stock to 25 million;

         4. To ratify the sale of the Wyoming Property on April 23, 1999 for $700,000 in net proceeds;

         5. To consider and vote upon ratification of the selection of Jones, Jensen & Company, as the Company's independent auditor for the fiscal year ending May 31, 2000; and

         6. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Stockholders who owned shares of our stock at the close of business on July 7, 1999, are entitled to attend and vote at the meeting. A complete list of these stockholders will be available at the Company's offices at 2133 South 9400 East, Suite 151, Salt Lake City, Utah, 84093, prior to the meeting.

         As a stockholder of the Company, you have the right to vote on certain matters affecting the Company. This proxy statement discusses the proposals you are voting on this year. Please read it carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

         In this proxy statement, we refer to Nugget Exploration, Inc. as the "Company." We also refer to this proxy statement, the proxy card and our 1998 annual report as the "Proxy Materials." The Board of Directors is sending Proxy Materials to you and all other stockholders on or about July 13, 1999. The Board is asking you to vote your shares by completing and returning the proxy card.

         The complete text of these proposals and the reasons the Company's directors have proposed their adoption are contained herein and I urge you to carefully study them. If you do not plan to attend the Annual Meeting, you are respectfully requested to sign, date, and return the accompanying Proxy promptly. A return envelope is enclosed for your convenience. This year, all stockholders may vote on the Internet. Simply follow the instructions on your proxy card.

         ONLY  SHAREHOLDERS  OF RECORD AT THE CLOSE OF  BUSINESS ON JULY 7, 1999
(THE  "RECORD  DATE"),  ARE  ENTITLED  TO  NOTICE  OF AND TO VOTE AT THE  ANNUAL
MEETING.

BY ORDER OF THE BOARD OF DIRECTORS
Tyson Schiff, President
Salt Lake City, Utah
Dated: July 12, 1999

PLEASE FILL IN, SIGN, DATE, AND RETURN THE ENCLOSED PROXY TO TAMMY GEHRING, 2133 EAST 9400 SOUTH, SUITE 151, SALT LAKE CITY, UTAH 84093, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                            NUGGET EXPLORATION, INC.
                         2133 South 9400 East, Suite 151
                           Salt Lake City, Utah, 84093

                                 PROXY STATEMENT

         This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the board of directors of Nugget
Exploration, Inc., a Nevada corporation with principal offices at 2133 South 9400 East, Suite 151, Salt Lake City, Utah, 84093 (the "Company"). The proxies relate to the Company's Annual Meeting of shareholders to be held on July 23, 1999, and/or at any adjournment thereof. The Company's telephone number is (801) 944-0701. Proxies properly executed and returned in a timely manner will be voted at the meeting in accordance with the directions set forth thereon. This Proxy Statement and form of proxy are expected to be mailed to shareholders on July 13, 1999.

                                VOTING SECURITIES

         Only shareholders of record at the close of business on July 7, 1999 ( the "Record Date"), are entitled to vote at the Annual Meeting. On the Record Date, the Company had issued and outstanding and entitled to vote 697,117 shares of Common Stock, par value $0.01 per share (the "Common Stock"). Holders of the Common Stock are entitled to one vote per share on all issues proposed at the Annual Meeting.

         The Company will bear the cost of soliciting proxies. The Company is utilizing the services of ADP in conducting the Annual Meeting, including the solicitation of record owners and the mailing of the proxies. ADP will be compensated for these services pursuant to its normal compensation schedule.

         When proxies are returned to the Company properly executed and not revoked, the shares represented thereby will be voted at the Annual Meeting and/or any adjournment thereof. If the proxy is signed with preferences indicated, the shares represented thereby will be voted accordingly. Proxies that are signed by shareholders but lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting. The Company does not know of any other matters which will be presented for action at the Annual Meeting. However, the proxy holder intends to vote on and act with respect to any other proposal which may be properly presented in accordance with his best judgment. A stockholder submitting a proxy may revoke it at any time before it is voted at the Annual Meeting by executing a proxy bearing a later date or by written revocation addressed to the Corporate Secretary, addressed to Nugget Exploration, Inc., 2133 South 9400 East, Suite 151, Salt Lake City, Utah, 84093, telephone number (801) 944-0701. A shareholder who attends the Annual Meeting may also revoke a previously executed proxy by voting a ballot at the Annual Meeting. The Board of Directors recommends a vote FOR all the proposals discussed in this Proxy Statement.

         The Common Stock will vote as one class on all proposals. Holders of a majority of Common Stock outstanding on the record date must be represented in person or by proxy at the Annual Meeting to constitute a quorum for conducting business. Any shares which abstain from voting will be counted for the purpose of obtaining a quorum but will not be counted in calculating the votes for the proposals. Broker non-votes will not be counted either for purposes of determining a quorum or in calculating the vote on any proposal. All Proposals discussed herein shall be adopted or ratified upon receipt of the affirmative vote of a majority of the votes cast at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth, as of July 12, 1999, certain information with respect to each person or group known by the Company to beneficially own more than 5% of the issued and outstanding shares of Common Stock, each executive officer and director individually and all officers and directors as a group. To the best of Company's knowledge, unless otherwise indicated, each holder has sole voting and investment power over the shares indicated as beneficially owned by such person.

         All information contained in the Proxy Statement relating to the security holders of directors and officers of the Company is based upon information received from such directors and officers and from the company's Transfer Agent.

                         Name and Address of                                Amount of         Percent of
                         Beneficial Owner                                   Beneficial        Class
                                                                            Ownership
------------             --------------------------------------------      ------------       ----------
                                   Executive Officers and Directors
Common Stock             Tyson Schiff, President, Treasurer, Director            0                 0
                         2133 East 9400 South, Suite 151
                         Salt Lake City, Utah 84093

Common Stock             Marianne Brady, Director                                0                 0
                         2133 East 9400 South, Suite 151
                         Salt Lake City, Utah 84093

Common Stock             Brian Ortega, Director                                  0                 0
                         2133 East 9400 South, Suite 151
                         Salt Lake City, Utah 84093

Common Stock             Ken Kurtz, Control Person(1)                      348,709             50.02%
                         2133 East 9400 South, Suite 151
                         Salt Lake City, Utah 84093

Common Stock             First Avenue Ltd.                                 148,709              21.3%
                         2133 East 9400 South, Suite 151
                         Salt Lake City, Utah 84093

Common Stock             Executive Officers and Directors as a Group             0                 0

(1)  Partial  indirect  ownership  through  Kurtz's  ownership  of  Park  Street
Investments and First Avenue Ltd., Inc.


--------------------------------------------------------------------------------

                  PROPOSAL NO. 1: ELECTION OF NEW BOARD MEMBERS

--------------------------------------------------------------------------------


         The Company's Articles of Incorporation provide that the Board of Directors shall consist of no less than three (3) and no more than seven (7) members. Three directors will be elected at the Annual Meeting and each director elected will hold office until the next Annual meeting of shareholders. The affirmative vote of a majority of the votes cast by shareholders entitled to vote on this Proposal is necessary to elect each director. Shareholders are not entitle to cumulate their votes for the election of directors.

         Each of the nominees listed below is currently serving as a director of the Company and the terms of their office expire upon the election of new directors.

                                  Tyson Schiff
                                 Marianne Brady
                                  Brian Ortega

         For additional information regarding the current directors please see "Directors, Executive Officers, Promoters and Control Persons; Compliance with
Section 16(a) of the Exchange Act" of Appendix I herein.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

--------------------------------------------------------------------------------

        PROPOSAL NO. 2: RATIFICATION OF RESCISSION OF PURCHASE AGREEMENT

--------------------------------------------------------------------------------


         On December 9, 1998, the Company executed a Purchase and Sale Agreement (the "Purchase Agreement") with Imaging Management Associates, Inc., a Colorado corporation engaged in the business of operating diagnostic imaging centers ("IMAI"). Pursuant to the Purchase Agreement, the Company was to acquire two diagnostic imaging centers (the "Imaging Centers") subject to the Company's review and independent approval of the audited financial statements of IMAI's operations. IMAI has notified the Company that it will not be providing audited financial statements to the Company and has additionally notified the Company that the audited financial statements will materially differ from the unaudited financial statements IMAI had given to the Company during negotiations which it thought were representative of its operations. Because the financial status of IMAI is thus uncertain, the Company believes rescinding the Purchase Agreement is the safest action the Company can take. Additionally, IMAI has agreed that rescission is the best action for it to take. For additional information please see "Description of Business and Related Information" of Appendix I herein.

         Although it is not required to do so, the Board of Directors wishes to submit the ratification of the Purchase Agreement's rescission to the shareholders for ratification. Approval of this Proposal requires the affirmative vote of a majority of the votes cast by shareholders entitled to vote on this Proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE RECISSION OF THE PURCHASE AGREEMENT. If the rescission of the Purchase Agreement is not ratified, the Board of Directors will reconsider its decision.






--------------------------------------------------------------------------------

               PROPOSAL NO. 3: INCREASE IN THE NUMBER OF SHARES OF
                      COMMON STOCK AUTHORIZED FOR ISSUANCE

--------------------------------------------------------------------------------


     The Company currently has approximately 4.3 million shares of Common Stock authorized but unissued and approximately 700,000 shares of Common Stock issued and outstanding. The Board of Directors has proposed an increase in the number of authorized Common Stock to provide the Company with greater latitude with which to entice a merger or acquisition candidate. Such an increase will also ensure that the Company will have shares available for future issuances of Common Stock for proper corporate purposes, including, but not limited to, the discharge of liabilities in exchange for the issuance of Common Stock to the Company's creditors, payment to consultants, acquisitions of other businesses, financing, and any other lawful corporate purpose in the discretion of the Board of Directors.

         The Board of Directors recommends the approval of this proposed amendment to the Company's Articles of Incorporation, which would increase the number of shares of Common Stock authorized for issuance from 5,000,000 to 25,000,000 and make an additional 20,000,000 shares of the Company's Common Stock available for issuance by the Company.

         The Board of Directors has determined that the proposed amendment to the Articles of Incorporation is in the best interests of the Company and its shareholders. Approval of this Proposal requires the affirmative vote of a majority of the votes cast by shareholders entitled to vote on this Proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF COMMON STOCK AUTHORIZED FOR ISSUANCE.

--------------------------------------------------------------------------------

                PROPOSAL NO. 4: SELECTION OF INDEPENDENT AUDITORS

--------------------------------------------------------------------------------


         The Company has been exempt from the required filings of audited financial statements pursuant to Rule 311 of Regulation S-X. For over 10 years, the Company filed unaudited financial statements.

         The decision to change accountants was recommended by the board of directors and stemmed from the fact that the previous accountant that had been filing the unaudited financial statements was not a member of the SEC Practice Board.

         Jones, Jensen & Company has audited the Company's financial statements from the years May 31, 1984 through May 31, 1999. The Company's Board of Directors have appointed Jones, Jensen & Company to be its independent accountant and to audit the Company's consolidated financial statements for the fiscal year ending May 31, 2000.

         The Company expects that a representative of Jones, Jensen & Company, will attend the Annual Meeting and will be able to make a statement, if he or she desires to do so, and answer appropriate questions. The Company has invited the previous accountant to attend the Annual Meeting, but does not expect that the previous accountant will attend the Annual Meeting.

         The Board of Directors selected Jones, Jensen & Company, because of their familiarity with the firm. The Board of Directors believes that Jones, Jensen & Company is well qualified to serve as the Company's independent auditors. Neither the Company nor any other person has consulted Jones, Jensen & Company, on the application of accounting principles to a specific completed or contemplated transaction involving the Company, or the type of audit opinion that might be rendered on the Company's financial statements.

         Although it is not required to do so, the Board of Directors wishes to submit the selection of Jones, Jensen & Company, to the shareholders for ratification. Approval of this Proposal requires the affirmative vote of a majority of the votes cast by shareholders entitled to vote on this Proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF JONES, JENSEN & COMPANY, AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MAY 31, 2000. If the selection of Jones, Jensen & Company, is not ratified, the Board of Directors will reconsider its selection.


                SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         Shareholder proposals to be presented in the Proxy Materials relating to the next annual meeting of shareholders must be delivered to the Corporate Secretary at the Company's offices at 2133 South 9400 East, Suite 151, Salt Lake City, Utah, 84093 , on or before March 31, 2000.

                                  OTHER MATTERS

         The Company does not know of any matters that will be considered at the Annual Meeting other than the proposals described in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, or any of its adjournments, the proxy holder intends to vote the shares represented by the proxies according to his best judgment.

         In order to assure the presence of the necessary quorum, please date, sign, and promptly return the enclosed proxy in the envelope provided. No postage is required if mailed in the United States. The signing of a proxy by no means prevents you from attending the meeting and voting your shares in person.

                        By order of the Board of Directors,

                       /s/ Tyson Schiff
                       Tyson Schiff, President
                       Salt Lake City, Utah
                       July 12, 1999

                                      PROXY

  ANNUAL MEETING OF THE SHAREHOLDERS OF NUGGET EXPLORATION, INC., JULY 23,1999.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Tyson Schiff, President of Nugget Exploration, Inc. (The Company"), proxy, with full power of substitution, to vote, as directed below, the shares of Common Stock of the Company which the undersigned is entitled to vote at the annual meeting of shareholders to be held at THE LOCATION CHOSEN BY THE MIGHTY KEN KURTZ, on July 23, 1999, at 10:00 a.m., Mountain Standard Time, or any adjournment(s) thereof (the "Annual Meeting").

         This proxy, when properly executed and returned to the Company as provided below, will be voted in the manner directed by the undersigned shareholder. If no direction is given, the proxy holder will vote the shares represented by this proxy FOR all proposals. The Board of Directors recommends voting FOR all proposals.

1.  To elect the Board of Directors;
    FOR [___]          AGAINST [___]            ABSTAIN [___]

2. To ratify the recission of the Purchase and Sale Agreement (the "Purchase Agreement") executed by and between the Company and Imaging Management Associates, Inc. on December 9, 1998 and rescinded by the board of directors on May 10, 1999;
    FOR [___]          AGAINST [___]            ABSTAIN [___]

3.  To increase the authorized number of shares of Common Stock to 25 million;
    FOR [___]          AGAINST [___]            ABSTAIN [___]


4. To consider and vote upon ratification of the selection of Jones , Jensen and Company, Salt Lake City, Utah, as the Company's independent auditors for the fiscal year ending May 31, 2000; and
    FOR [___]          AGAINST [___]            ABSTAIN [___]

5. The Company does not know of any matters that will be considered at the Special Meeting other than the proposals described above. However, if any other matters should properly come before the Special Meeting, Tyson Schiff or his substitute intends to vote the shares represented by the proxies according to his or her best judgment.
    FOR [___]          AGAINST [___]            ABSTAIN [___]


================================================================================
PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR CERTIFICATE(S). WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. IF YOUR SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE
BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.
================================================================================

Date:____________

-------------------------------------                ---------------------------
Name of Brokerage/Clearing House                     Number of Shares Held

-------------------------------------                ---------------------------
Signature                                            Signature (if held Jointly)

-------------------------------------                ---------------------------
Print Name                                           Print Name
================================================================================
PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY TO THE COMPANY IN THE ENVELOPE ENCLOSED. NO STAMP IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
================================================================================

                                   APPENDIX I


                              TO PROXY STATEMENT OF


                             NUGGET EXPLORATION INC.


                   ANNUAL REPORT AS REQUIRED BY RULE 14A-3(B)


                     OF THE EXCHANGE ACT OF 1934, AS AMENDED

                         MANAGEMENT'S PLAN OF OPERATION

         As used herein, the term "Company" refers to Nugget Exploration Inc., a Nevada corporation, and its subsidiaries and predecessors, unless the context indicates otherwise. The Company was originally incorporated in Nevada on July 24, 1980 under the name of Western Exploration and Mining Company to engage in the business of locating, acquiring, testing, exploring and mining precious metals including gold, silver, uranium and other mineral properties. On February 5, 1981, the Company amended its Articles of Incorporation to change its name to Nugget Exploration, Inc.

         In connection with its business objective as stated above, on November 19, 1980, the Company acquired sixteen patented mining claims covering 1280 acres in the Atlantic City-South Pass Mining district and nineteen patented mining claims covering 400 acres in the Lewiston Mining District, Fremont County, Wyoming (together referred to as the "Wyoming Property"). No mining activity has occurred on the property for several years because the Company has been inadequately funded and various environmental groups had at that time opposed future mining related activities on the property.

         As the Company's merger with IMAI has been rescinded, as more fully discussed below, the Company's current business plan has reverted to its attempt to merge with a privately owned entity whose operations can provide the Company with a basis for profitably, and the settlement of its debts. The Company does not currently produce any goods or provide any services, nor does the Company have any full or part time employees, aside from its officers and directors. While the Company has no assets or resources to support itself, it has secured the services of Park Street Investments, Inc., a Utah corporation ("Park Street"), under which Park Street has agreed to pay the Company's costs and support the Company's administrative needs until it is able to combine with another entity.

         Park Street and the Company executed a Financial Consulting Agreement on March 5, 1998, (the "Agreement"), whereby Park Street agreed to assist in restructuring the Company's capitalization and finding a suitable merger or business combination. Park Street is 100% owned by Ken Kurtz. The Agreement was filed with the Securities and Exchange Commission ("Commission") on Form 8-K dated June 22, 1998 and is incorporated herein by reference. For more information please see "Certain Relationships and Related Transactions" herein.

         On November 30, 1998, the Company and Ken W. Kurtz ("Kurtz") entered a Consulting Agreement ("November Consulting Agreement") whereby Kurtz agreed to assist the Company by preparing employment agreements, contracts and other filings required by the Commission as well as all other necessary State and Federal regulatory bodies, locating independent auditor and attorney for the Company. For more information on this, see the Company's Form 10-QSB for the quarter ended February 28, 1998.

         As of the date of this filing, no definitive agreements have been reached. The Company has not realized any cash inflow/or revenue for many years. The Company hopes that engaging in a business combination with a private organization will provide the Company with revenue from operations. Since the Company no longer has any significant assets, any business combination that the Company ultimately effects will involve the issuance of the Company's common stock, par value $0.01 ("Common Stock"). Such an exchange of Common Stock would substantially dilute the existing ownership position of the Company's current shareholders. If the Company effects a business combination of this type, it may attempt to raise capital or obtain additional employees, as needed by the acquired entity.


                 DESCRIPTION OF BUSINESS AND RELATED INFORMATION

         Park Street located a merger candidate and assisted in the execution of a December 9, 1998 Purchase and Sale Agreement (the "Purchase Agreement") by and between the Company and Imaging Management Associates, Inc., a Colorado corporation engaged in the business of operating diagnostic imaging centers ("IMAI").

IMAI RESCISSION
         On December 9, 1998, the Company executed a Purchase and Sale Agreement (the "Purchase Agreement") with Imaging Management Associates, Inc., a Colorado corporation engaged in the business of operating diagnostic imaging centers ("IMAI"). Pursuant to the Purchase Agreement, the Company was to acquire two diagnostic imaging centers (the "Imaging Centers") subject to the Company's review and independent approval of the audited financial statements of IMAI's operations. Approval was contingent upon IMAI's audited financial statements being substantially similar to the unaudited financial statements which they provided to the Company in the early stages of negotiation. The transaction was structured as an asset purchase whereby the Company was to acquire all the assets related to and constituting the Imaging Centers and assume certain liabilities as described in the Purchase Agreement.

         In exchange for the Imaging Centers, the Company was to issue IMAI 1,250,000 shares of the Company's common stock, $.01 par value. In connection with its expected acquisition of the Imaging Centers, the Company tentatively entered into an

APPENDIX I TO PROXY STATEMENT OF NUGGET EXPLORATION INC.                  PAGE 8
--------------------------------------------------------

Employment Agreement with Dr. Leonard Vernon who agreed to serve as President of the Company and receive compensation of $200,000 per year until December 31,1999 and $300,000 per year from January 1, 2000 until December 31, 2002. Dr. Vernon was also to receive an annual cash bonus equal to 1.5% of the amount of the Company's post tax profits over $1,000,000 subject to certain conditions and a car allowance of $500 per month. The Company also granted Dr. Vernon an option to purchase 3,000,000 shares of Common Stock for $0.155 per share. Dr. Vernon exercised the option in exchange for a Promissory Note and a Stock Pledge Agreement.

         Both the 1,250,000 share block constituting consideration for the Purchase and Sale Agreement and the 3,000,000 shares to be received upon exercise of an option in the Employment Agreement were authorized and issued by the Company's board of directors. However, both share blocks have at all times remained in the possession of the Company's board subject to completion of the IMAI acquisition, which was rescinded on June 15, 1999.

         IMAI notified the Company that it would not be providing audited financial statements to the Company, partially because any such audited statements would materially differ from the unaudited financial statements IMAI thought were representative of its operations. Pursuant to a Rescission of Agreements and Release of Claims dated June 15, 1999, which is attached hereto as Exhibit A and incorporated herein by reference ("Rescission and Release"), both the Purchase Agreement and the Employment Agreement were terminated and rescinded ab initio, as was Dr. Vernon's stock option and corresponding Promissory Note and Stock Pledge Agreement. In accordance with the Rescission and Release, the Company, IMAI and Vernon agreed to effect the return and cancellation of any and all consideration related thereto and hold one another harmless and indemnify one another with respect to the obligations stemming from the Purchase and Sale Agreement, the Employment Agreement, Promissory Note, and Stock Pledge Agreement.

BUSINESS OF ISSUER
         Through its Financial Consulting Agreement with Park Street, the Company receives the services necessary to maintain its nominal operations which are primarily focused on merging with a suitable merger or acquisition candidate that can provide the Company with a basis for successful operations, and the settlement of debts that the Company has accrued. As of the date of this report, the Company reported a stockholders' deficit of nearly $2 million. After the sale of the Wyoming property, the Company has virtually no assets.

REAL ESTATE HOLDINGS
         The Company has owned certain real property located in Fremont County, Wyoming, and buildings and mining equipment located on such property for many years (all such real and personal property shall hereinafter be referred to as the "Wyoming Property"). For more information and a legal description of the Wyoming Property, see Exhibit A hereto. The Company had been unable to obtain the necessary funds to proceed with any exploration and mining activities on the Wyoming Property to a level that would produce revenues and profits for the Company. The Company had previously experienced opposition from various environmental groups regarding future mining related activities on the Wyoming Property. As a result, the Wyoming Property has not had any mining related activity for an extended period of time and the Company did not anticipate engaging in any mining related activities in the future.

         The Company executed a Contract to Purchase Mining Property on November 18, 1998 ("Property Contract"), to sell the Wyoming Property to ORA Management, L.L.C. (the "Buyer"), for Seven Hundred Thousand Dollars ($700,000). Pursuant to the Property Contract, which was approved by the Board of Directors and the holders of a majority of the outstanding shares, the Buyer purchased the property, subject to all liens and encumbrances, together with all equipment, houses and other material, excluding any personal property belonging to the caretaker. The Property Contract included, without limitation, the minerals, mining rights and other rights in the land as particularly described in a deed from Timbabah Mining Company to the Company recorded July 13, 1981 in Book 162, Page 741 of Deeds in the Office of the County Recorder of Fremont County, Wyoming. The Property Contract did not include the surface grazing right which was granted to Willowbrook Ranch Company by Timbabah Mining Company pursuant to an Order issued by the District Court of Fremont County, Wyoming, Ninth Judicial District, Civil Action Number 26862.

         On February 15, 1999, the Company and Buyer executed an Extension of Contract to Purchase Mining Property. Pursuant to this extension, the closing date was extended to April 30, 1999 in exchange for an additional cash down payment of Ten Thousand Dollars ($10,000). All other terms and conditions of the Contract to Purchase Mining Property remained the same. On April 23, 1999, the Company and Buyer executed a Second Extension of Contract to Purchase Mining Property. Pursuant to this second extension, the closing date was extended to May 24, 1999, in exchange for an additional cash down payment in the amount of Four Hundred Fifty Thousand Dollars ($450,000) to be deposited in an escrow account. One Hundred Thousand Dollars ($100,000) of this deposit was non-refundable. The Thirty Five Thousand Dollars ($35,000) in down payment already deposited in the escrow account was also made non-refundable. These deposits accrued to the final purchase price of Seven Hundred Thousand Dollars ($700,000) which was paid at the time of closing on April 23, 1999.

         On May 24, 1999, the Company received the purchase price of $700,000, of which $648,810.82 constituted net proceeds to the Company. The Company agreed with six of its largest creditors to exchange these net proceeds in varying proportions for the release and satisfaction of claims against the Company totaling $2,032,433. The Company's Board of Directors has unanimously agreed to this sale of the Wyoming Property and the settlement of such claims with the sale proceeds. Such proceeds were in fact transferred to such creditors pursuant to five Satisfaction and Releases, which, along with the Property Contract and its two extensions, were filed with the Commission on the Company's Form 10-QSB for the quarter ended February 28, 1999, which the Company hereby undertakes to provide to every shareholder who requests such in writing from the Company. Such requests should be forwarded to the Company at 2133 East 9400 South, Suite 151, Salt Lake City, Utah 84093.

APPENDIX I TO PROXY STATEMENT OF NUGGET EXPLORATION INC.                  PAGE 9
--------------------------------------------------------

                              FINANCIAL STATEMENTS

        Please see Pages F-1 through F-? which follow this Annual Report.

  Note: Such statements are not yet complete and will be inserted at such time.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

         The Company has been exempt from the required filings of audited financial statements pursuant to Rule 3-11 of Regulation S-X. For over 10 years, the Company filed unaudited financial statements. On July 27, 1998, the Board of Directors appointed Jones, Jensen & Company to conduct an audit of the Company's financial statements from the years May 31, 1984 through May 31, 1999. The previous accountant that had been filing the unaudited financial statements was not a member of the SEC Practice Board.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         On October 7, 1998, the board of directors of the Company, consisting of Mary MacGuire and Dolores MacQueen, appointed Tyson Schiff, a Utah resident, to fill the vacancy on the Company's board of directors. Mr. Schiff was also appointed as the Company's Secretary and Treasurer. Subsequent to this appointment but on the same date, Ms. MacQueen resigned from her position as a director of the Company and as Secretary and Treasurer. Immediately after the resignation of Ms. MacQueen, but on the same date, the remaining directors, consisting of Mary MacGuire and Tyson Schiff, appointed Richard E. Houraney, a Florida resident, to fill the vacancy on the Company's board of directors. Mr. Houraney was also appointed as the Company's Vice President. Ms. MacGuire, Mr. Schiff and Mr. Houraney were appointed to serve as the Company's officers and directors until the earlier of their resignation, removal or death, or until the next meeting of the Company's shareholders.

         On November 30, 1998, the board of directors of Nugget Exploration, Inc. (the "Company") consisting of Mary MacGuire, Tyson Schiff and Richard E. Houraney, appointed Mr. Brian Ortega to the Company's board of directors. On the same date as the appointment of Mr. Ortega, the board of directors appointed Tyson Schiff as the Company's President. Immediately after these appointments, but on the same date, Ms. Mary MacGuire resigned from her position as a director of the Company and as President of the Company. Ms. MacGuire did not wish to participate in the Company's decisions with regards to any reorganization, merger, acquisition or recapitalization, but still wishes to assist the Company with the liquidation of its existing assets and settlement of certain debts owed by the Company.

         Richard Houraney resigned as a director and vice president of the Company on June 9, 1999 at a special meeting of the board of directors called to address the Company's 1999 Annual Meeting of shareholders. The remaining directors appointed Marianne Brady to serve as Mr. Houraney's replacement until the 1999 Annual Meeting.


               Directors, Executive Officers and Control Persons
           --------------------------------------------------------------
           Name               Age    Position(s) and Office(s)
           --------------------------------------------------------------
           Tyson Schiff       27     President, Secretary, Treasurer
                                     and Director
           Brian Ortega       26     Director
           Marianne Brady     23     Director
           Ken Kurtz          31     Control Person


APPENDIX I TO PROXY STATEMENT OF NUGGET EXPLORATION INC.                 PAGE 10
--------------------------------------------------------

         Tyson Schiff is currently serving as an account specialist at Culver Staffing Resource in Salt Lake City, Utah, where he has been employed since April 1997. Prior to this, Mr. Schiff worked for a consulting firm in Salt Lake City, Utah, specializing in mergers and acquisitions of small public and private companies. Mr. Schiff earned his Bachelors of Science degree in Business Management from the University of Utah in 1995. Mr. Schiff is not currently, nor has he been in the past, an officer or director of any other reporting issuer.

         Brian Ortega is currently serving as an account specialist at Culver Staffing Resource in Salt Lake City, Utah, where he has been employed since December 1997. Prior to this, Mr. Ortega was employed as an account manager for Matrixx Marketing which is a Salt Lake City based telemarketing and fulfillment center for approximately seven years. Mr. Ortega earned his Associates Degree in Business Management from the Salt Lake community College in Salt Lake City, Utah. Mr. Ortega is not currently, nor has he been in the past, an officer or director of any other reporting issuer.

         Marianne Brady is currently serving as an account manager for Culver Staffing Resource in Salt Lake City, Utah, since April 1998. Prior to this, Ms. Brady worked at Utah Valley Medical Center as a registration intake representative. Ms. Brady earned her associates degree in Marketing from Utah Valley State College. Ms. Brady is not currently, nor has she been in the past, an officer or director of any other reporting issuer.

         Ken Kurtz, has never been named as an officer or director of the Company. He is a control person based upon his significant influence and "control" (as defined in Rule 12b-2 of the Securities Exchange Act of 1934) over the affairs of the Company as a result of his indirect ownership of more than 50% of the Company's outstanding Common Stock. See "Certain Relationships and Related Transactions" herein for more information on Mr. Kurtz, First Avenue, Ltd, and Park Street. Mr. Kurtz has over twelve years experience in the securities industry. Over the past five years, most of his activities have been involved in consulting with public and private companies on mergers, recapitalizations and other reorganizations. Mr. Kurtz is, and has been since February 1992, the president, sole director and sole shareholder of Park Street, which is the Company's largest shareholder. Additionally, Mr. Kurtz has served on the board of directors and as an officer of several publicly held companies, including Hamilton Exploration Co., Inc. Currently, Mr. Kurtz holds no other directorships with other reporting companies.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
         Based solely upon the Company's review of Forms 3, 4 and 5 and amendments thereto furnished to the registrant under Rule 16a-3(d) during the fiscal year preceding the filing of this Form 10-KSB, the Company is not aware of any person who was a director, officer, or beneficial owner of more than ten percent of the Company's Common Stock and who failed to file reports required by
Section 16(a) of the Securities Exchange Act of 1934 in a timely manner except those listed in this subsection.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         The Common Stock of the Company is currently traded through the NASD Over-the-Counter Bulletin Board ("OTCBB") under the symbol NUGT, although very limited trading has occurred over the past several years.

APPENDIX I TO PROXY STATEMENT OF NUGGET EXPLORATION INC.                 PAGE 11
--------------------------------------------------------

         The table set forth below lists the range of high and low bids of the Company's Common Stock for each quarter over the last two fiscal years. The prices in the table reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

         Calendar Year              Quarter          High              Low

         1996                       Third            $0.02             $0.005
                                    Fourth           $0.02             $0.005

         1997                       First            $0.02             $0.005
                                    Second           $0.02             $0.005
                                    Third            $0.02             $0.005
                                    Fourth           $0.02             $0.005

         1998                       First            $0.02             $0.005
                                    Second           $0.02             $0.005
                                    Third            $0.02             $0.001
                                    Fourth           $7.00             $0.001

         1999                       First            $6.50             $0.125

         As of June 18, 1999, there were approximately 616 holders of record of the Company's Common Stock. The Company has not declared any cash dividends for the last two fiscal years. The Company does not anticipate declaring any cash dividends in the near future. There are no restrictions that limit the Company's ability to pay dividends, other than those generally imposed by applicable state law. The future payment of dividends, if any, on the Common Stock is within the discretion of the board of directors and will depend on the Company's earnings, capital requirements, financial condition, and other relevant factors. The Company does not anticipate the payment of future dividends.

          On October 21, 1998, the National Association of Securities Dealers, Inc. (" NASDAQ") stock permitted trading of the Company's shares on the basis of the reverse split of the Company's outstanding common stock in the amount of 1-for-310 and a reduction in the Company's class of authorized common stock to 5,000,000 shares. The par value remains at $0.01.

REVERSE STOCK SPLITS
         The Company's Board of Directors and the holders of a majority of the outstanding common stock approved the reverse split on October 7, 1998. Effective October 19,1998, each 310 shares was converted into one share. All fractional shares were rounded up. The board of directors authorized the stock split because they believed that the number of issued and outstanding shares of common stock was disproportionately large given the Corporation's absence of revenue, net income and net worth. Immediately after the reverse split, the Company had approximately 97,177 total shares of its $0.01 common stock issued and outstanding.

         On October 7, 1998, the holders of a majority of the then outstanding Common Stock and all of the Board of Directors approved a 1-for-310 reverse stock split of the outstanding shares of Common Stock and 1-10 reverse stock split of the authorized number of shares of Common Stock. Pursuant to the reverse stock split, the number of shares of Common Stock authorized for issuance decreased from 50,000,000 to 5,000,000, although the total capitalization of the Company and the intrinsic value of each shareholders' investment did not change significantly when the Reverse stock split took effect.


APPENDIX I TO PROXY STATEMENT OF NUGGET EXPLORATION INC.                 PAGE 12
--------------------------------------------------------

         Shareholders should be aware that as a general rule a stock combination or reverse split will, in and of itself, neither increase nor decrease the intrinsic value of a stockholder's investment. Except for holders of a small number of shares who receive a full share in exchange for a fractional share, the number of shares resulting from a reverse split generally leaves shareholders with approximately the same proportionate ownership as before the reverse split.

         The reverse stock split may leave shareholders with one or more "odd lots" of the Common Stock, i.e. stock in amounts of less than 100 shares. These shares may be more difficult to sell than shares in lots of 100 because the commission on such sales may be greater than the proceeds.

         The Company believes that shareholders will generally not realize any gain or loss for federal income tax purposes as a result of the reverse stock split. However, shareholders should consult their personal tax advisors regarding the tax effect, including the effect under state tax laws, of the reverse stock split.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Effective May 31, 1984, the Company issued a five year nontransferable, subordinated promissory note in the principal amount of $155,203 bearing interest at the rate of 12% per annum accruing monthly, to Mrs. MacGuire for monies advanced to the Company. This note has been renewed and will come due on May 31, 1999. Additionally, this note is convertible into common stock of the Company at a conversion price of $0.19 per share at MacGuire's option.

         The Company also owes Natrona Services, a Company controlled by Mrs. McGuire, a principal amount of $36,187 plus accrued interest from 1995 bearing an interest rate of 9%.

         The Company's former Secretary, Delores MacQueen, holds six nontransferable, subordinated promissory notes as follows: $19,214 due on demand at 9.00%; $13,063 at 11% due May 31, 2000: $69,254 at 2% over prime due February
28. 2001,  $59,860 at 2% over prime due January 15, 2002, $19,730 at 12% due May
29, 2002 and $238,849 at 12.75% due March 7, 2001. The notes with due dates are completely or partially convertible into shares of the Company's $0.01 par value common stock at the rate of $0.06, $0.045, $0.09, $0.085 and $.05 per share respectively.

Ken W. Kurtz

         Ken Kurtz indirectly owns more than 50% of the Company's outstanding Common Stock based on his personal stock ownership and his control of two entities. Personally, Kurtz owns approximately 200,000 shares, which were received pursuant to a November 30, 1998 consulting agreement with the Company, which is discussed more fully below.

         On November 30, 1998, the Company and Ken W. Kurtz ("Kurtz") entered a Consulting Agreement ("November Consulting Agreement") whereby Kurtz agreed to assist the Company by preparing employment agreements, contracts and other filings required by the Commission as well as all other necessary State and Federal regulatory bodies, locating independent auditor and attorney for the Company. Kurtz received Four Hundred Thousand (400,000) shares of Client's common stock in exchange for such services, which shares were registered on a Form S-8 registration statement. Subsequent to such issuance Kurtz entered into a private transaction with Matt Dwyer, who personally agreed to purchase 100,000 shares or return them. Currently he is seeking payment of the shares or their return.

         On June 22, 1998, and in consideration for the assistance of Park Street and a cash infusion to the Company by Park Street of $15,100, the Company issued 15,100,000 restricted shares of common stock

APPENDIX I TO PROXY STATEMENT OF NUGGET EXPLORATION INC.                 PAGE 13
--------------------------------------------------------

(the "Shares") to a designee of Park Street -- First Avenue, Ltd., a limited partnership organized under the laws of the State of Utah. Ken Kurtz, being a general partner of First Avenue, Ltd. and the president of Park Street, indirectly controls the shares. The October 7, 1998 stock split reduced this quantity to First Avenue's current ownership of 48,710 shares.

         According to a Financial Consulting Agreement between Company and Park Street Investments, Inc. executed on March 5, 1998, Park Street has also agreed to assist the Company with its administration and recapitalization. Park Street also agreed to actively pursue and negotiate a merger or business combination with a third party on behalf of the Company. Park Street is responsible for the costs associated with these responsibilities until the Company effects a business combination with another entity. If a merger or business combination is achieved, the Company anticipates having such third party take over full operation and responsibility of the Company.

         Also according to the Financial Consulting Agreement, Park Street shall be entitled to as much as 15% of the total issued and outstanding shares of the Company after a business combination. Park Street shall also be entitled to any cash consideration that it can negotiate from a potential business entity. However, because the exact number of shares which will be outstanding after an as of yet unidentified business combination is currently unknown and because the exact percentage of ownership that Park Street may receive will be subject to negotiations between the Company, Park Street, and the potential target Company, the actual number of shares to be owned by Park Street may be modified by mutual agreement by the parties involved. Moreover, the amount of cash that Park Street may receive is also subject to negotiation and is currently unknown. In no event, shall Park Street's ownership percentage exceed more than 15% of the total outstanding shares of the Company after a business combination.



UNDERTAKING REGARDING FORM 10-KSB
         The Company hereby undertakes to provide without charge to each person solicited with this proxy statement, on the written request of any such person, a copy of its annual report on Form 10-KSB including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Act for the fiscal year ended May 31, 1999.

         This written request should be addressed to the Company at its headquarters at 2133 East 9400 South, Suite 151, Salt Lake City, Utah 84093.










                 [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]

APPENDIX I TO PROXY STATEMENT OF NUGGET EXPLORATION INC.                 PAGE 14
--------------------------------------------------------

                                   APPENDIX II


                              TO PROXY STATEMENT OF
                             NUGGET EXPLORATION INC.

                          AUDITED FINANCIAL STATEMENTS
                               NUMBERED F-1 TO F-?


     Please note that such audited financial statements are not yet complete, but will be inserted at such time.







APPENDIX I TO PROXY STATEMENT OF NUGGET EXPLORATION INC.                 PAGE 15
--------------------------------------------------------

                                                                       Exhibit A
                            RESCISSION OF AGREEMENTS
                                       AND
                      RELEASE AND INDEMNIFICATION OF CLAIMS


         THIS RESCISSION OF AGREEMENTS AND RELEASE OF CLAIMS ("Rescission and Release") is made as of this 10th day of May 1999 between and among Nugget Exploration, Inc. ("Nugget"), Imaging Management Associates, Inc. ("Imaging"), and Dr. Leonard Vernon ("Vernon") (Nugget, Imaging and Vernon may be collectively referred to as the "Parties"), for the purpose of rescinding a variety of transactions related to a merger of Imaging and Nugget.

                                    RECITALS

         WHEREAS, effective December 9, 1998, Nugget and Imaging, which is owned by Vernon, entered into a Purchase and Sale Agreement, which was related to an Employment Agreement entered on November 30, 1998 by and between Nugget and Vernon.

         WHEREAS, pursuant to the Purchase and Sale Agreement, Nugget was to acquire two operating imaging centers from Imaging in exchange for 1,250,000 restricted shares of Nugget common stock.

         WHEREAS, pursuant to the Employment Agreement, Vernon was to become employed by Nugget in exchange for a compensation package that included, among other things, an option to purchase 3,000,000 restricted shares of Nugget common stock, which option Vernon did exercise in exchange for a Promissory Note and Stock Pledge Agreement to Nugget (the Purchase and Sale Agreement, the Employment Agreement, the Promissory Note, and the Stock Pledge Agreement may be collectively referred to as the "Agreements").

         WHEREAS, Imaging and Nugget wish to mutually rescind the Agreements because Imaging's audited financial statements, which are still unfinished, are not expected to substantially reflect the unaudited statements Nugget was provided during the negotiation of the Purchase and Sale Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, and the recitals expressed above, which are incorporated herein by this reference, and of the mutual benefits to be derived herefrom, and intending to be legally bound, the Parties hereto agree as follows:

         1. Nugget, Imaging and Vernon hereby agree to immediately rescind and terminate, ab initio, the Agreements. The Parties agree not to be bound by the terms of the Agreements because material conditions have not been fulfilled and the Parties have determined that the transactions are therefore not in their best interests.

         2. The Parties further agree to hold one another harmless, release any and all claims against one another stemming from the Agreements and indemnify one another with respect to any obligations arising pursuant to or from the Agreements, including any and all out of pocket costs and expenses.

         3. All shares issued or to be issued under the Agreements shall be returned to the respective issuers of such shares. All Parties agree to waive any interests in any shares that have not been issued or transferred.

APPENDIX I TO PROXY STATEMENT OF NUGGET EXPLORATION INC.                 PAGE 16
--------------------------------------------------------

         4. The officers and directors of Nugget immediately prior to the Employment Agreement and Purchase and Sale Agreement shall be reinstated as the officers and directors of Nugget effective upon mutual execution of this Rescission and Release. The Rescission and Release contemplated herein is complete upon signing of the Parties.

Nugget Exploration, Inc.                                Dr. Leonard Vernon


 /s/ Tyson Schiff                                       /s Dr. Leonard Vernon
Tyson Schiff, Director and former                       Dr. Leonard Vernon
President and Secretary


Imaging Management Associates, Inc.


/s/ Dr. Leonard Vernon
Dr. Leonard Vernon


APPENDIX I TO PROXY STATEMENT OF NUGGET EXPLORATION INC.                 PAGE 17
--------------------------------------------------------